Exhibit 10.28

THIS NOTE AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY BE OFFERED OR SOLD ONLY IF REGISTERED UNDER APPLICABLE SECURITIES LAWS OR IF AN EXEMPTION THEREFROM IS AVAILABLE. THIS NOTE AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION HEREOF ARE TRANSFERABLE ONLY UPON THE CONDITIONS SPECIFIED IN THE NOTE AGREEMENT REFERRED TO HEREIN. A COPY OF THE NOTE AGREEMENT WILL BE PROVIDED TO THE REGISTERED HOLDER HEREOF UPON REQUEST TO THE COMPANY.

                              NONNEGOTIABLE SECURED
                           CONVERTIBLE PROMISSORY NOTE

$500,000 United States                                Issued: September 18, 2000
Principal Amount                               Maturity Date: September 18, 2001

FOR VALUE RECEIVED, Solpower Corporation., a Nevada corporation ("Company"), hereby promises to pay to Dominion Capital Pty Ltd., an Australian corporation (the "Note Holder"), the principal amount ("Principal Amount") of Five Hundred Thousand Dollars ($500,000) together with interest thereon calculated in U.S. dollars at the rate of 8% per annum, according to the following terms and conditions. This instrument is not negotiable or assignable by Note Holder except to a Permitted Transferee as defined below. All references to currency herein refer to United States Dollars.

1. GENERAL TERMS. The principal and accrued interest shall be repayable at the demand of Note Holder following thirty (30) days written notice to Company. In any event, all unpaid portions of the Principal Amount and accrued interest and unpaid interest remaining on this Note shall be due and payable no later than September 18, 2001. Commencing from the date of this Note and unless sooner discharged in accordance with Section 2 below, simple Interest on this Note shall accrue on the unpaid Principal Amount, which interest shall be payable quarterly in arrears. The Principal Amount and Interest payable hereunder shall be paid in lawful money of the United States to Note Holder at such place as Note Holder may designate in writing. This Note of the Company in the aggregate principal amount of $500,000.00 issued under and pursuant to the terms and provisions of the Note Agreement, dated as of September 18, 2001, entered into by the Company and the Note Holder and this Note and the holder hereof is entitled under the Note Agreement to all the benefits provided for thereby or referred to therein, to which Note Agreement reference is hereby made for the statement thereof.

2. REPAYMENT.

     (a) PREPAYMENT. The Company shall be entitled at any time to prepay any or all of the Principal Amount and accrued and unpaid Interest owed hereunder without penalty upon thirty (30) days written notice to Note Holder. Any prepayment shall be credited first to accrued Interest and then to the aggregate unpaid Principal Amount. Interest shall thereupon cease to accrue upon the Principal Amount so paid.

     (b) INTEREST AND PRINCIPAL REPAYMENT. Notwithstanding any payment made by Company in accordance with Section 1 above, accrued interest on the Principal Amount and the Principal Amount shall be repayable in twelve (12) months from the date of issue of this Note.

     (c) CONVERSION OF PRINCIPAL. Subject to and upon compliance with the provisions of the Note Agreement dated September 18, 2000, the Note Holder shall have the right and option at any time on or before September 18, 2001, to convert the Principal Amount hereof or any portion hereof into fully paid nonassessable shares of Common Stock of the Company, without penalty upon thirty
(30) days written notice to Company, at the option of the Note Holder into common stock of the Company at the issue price per common share that is the lesser of the market price of Company's common shares on the date notice of conversion is delivered to Company or $0.40 per common share. Such conversion price is subject to adjustment in certain events as more fully set forth in the Note Agreement. No interest will be payable upon conversion of the Note.

3. DEFAULT. For purposes of this Note, a "Default" shall be deemed to have occurred upon any of the following events:

     (a) A failure by Company to pay any principal or interest owing under this Note when due on the Maturity Date which shall not have been cured within twenty
(20) days of receipt of a notice from Note Holder specifying the alleged Default or failure; or

     (b) Should Company shall make an assignment for the benefit of creditors, or a receiver of Company's property shall be appointed, or if a petition in bankruptcy or other similar proceeding under law for relief of debtors shall be filed by or against Company.

Provided, however, that no delay or omission on the part of Note Holder in exercising any right hereunder shall operate as a waiver of such right or of any right under this Note. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion. Except as set forth in this Section 3, Company hereby expressly waives any presentment, demand, protest, notice of protest or other notice of any kind and hereby expressly waives and covenants not to assert any appraisement, stay, extension, redemption or similar laws, now or at any time hereafter enforce, which might delay, prevent or otherwise impede the enforcement of this Note.

4. COLLATERAL. The obligations under this Note are secured by the delivery by Company to Note Holder of this Convertible Note in the principal amount of Five Hundred Thousand Dollars ($500,000), maturing on September 18, 2001, and convertible at any time before maturity, subject to and upon compliance with the provisions of the Note Agreement dated September 18, 2000.

5. REMEDIES. Upon the occurrence of a Default and unless such Default shall have been cured in accordance with the terms of this Note, the Note Holder may declare the entire unpaid Principal Amount, and all Interest accrued thereon, immediately due and payable and shall be entitled to exercise all rights or remedies available to Note Holder under the Note Agreement, and to any and all

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
rights or remedies at law or in equity. The rights or remedies available to Note Holder under the Note Agreement and under this Note shall be cumulative and in addition to any other rights or remedies that Note Holder may be entitled to pursue at law or in equity. The exercise of one or more of such rights or remedies shall not impair Note Holder's right to exercise any other tight or remedy at law or in equity. Notwithstanding the occurrence of a Default or the Note Holder's exercise of any of its rights or remedies hereunder, until such time as Note Holder receives payment in full of all amounts due hereunder, Interest will continue to accrue on the Principal Amount at the Interest rate charged hereunder.

6. ASSIGNMENT. The rights and obligations of the parties hereunder shall not be assignable by either party without the consent of the other except Note Holder may assign its rights to a Permitted Transferee. For purposes hereof a Permitted Transferee, shall be a corporation, partnership or other entity, which is a successor by merger, reorganization, consolidation or similar corporate transaction or in the case of the dissolution or liquidation of the Note Holder, the successor to the Note Holder or the previous Permitted Transferee the same by will, the laws of intestate succession or the corporate laws of the State of Arizona. To the extent such assignments are allowed, the provisions of this Note shall be binding upon and inure to the benefit of the parties hereto and their respective designees, heirs, legal representatives, successors and assigns, to the extent provided herein.

7. COSTS. Company shall pay, on demand, any and all costs and expenses, including reasonable attorneys' fees, incurred by Note Holder in connection with a Default and the collection of any portion of the Principal Amount and Interest accrued thereon.

8. OFFSET. The amounts due under this Note are not subject to reduction or offset for any claims of Company or its successors or assigns against Note Holder or any third party.

9. NO CONTINUING WAIVER. The waiver of a Default shall not constitute a continuing waiver or a waiver of any subsequent Default. Company hereby waives presentment, demand, dishonor and notice of nonpayment.

10. NOTICE. All notices, requests, consents and other communications which may be desired or required hereunder shall be in writing, and shall be deemed to have been duly given on the date of delivery if delivered in person to the party named below, or three (3) days after mailing if deposited in the United States mail, first class, registered or certified mail, return receipt requested, with postage prepaid, addressed as follows:

                If to Company:            Solpower Corporation
                                          7309 East Stetson Drive
                                          Suite 102
                                          Scottsdale, AZ 85251
                                          Attention:  Mr. Mark Robinson
                                          Telecopier: 480.947.6324

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

                If to Note Holder:        Dominion Capital Pty Ltd.
                                          39 De Havilland Road
                                          Mordialloc 3195
                                          Victoria, Australia
                                          Attention:  Peter Voss
                                          Telecopier: 61.3.9596.7573

11. SEVERABILITY. If any provision of this Note or the application thereof to any person or circumstance shall be held invalid or unenforceable to any extent, the remainder of this Note and the application of any such provision to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

12. INTERPRETATION OF DOCUMENT. The parties hereto acknowledge and agree that this Note has been negotiated arms length and between parties equally sophisticated and knowledgeable in the matters dealt with in this Note. Each party has had access to counsel of their selection. Accordingly, any rule of law, court decision or other legal precedent that would require interpretation of any ambiguities in this Note against the party that has drafted it is not applicable and is waived.

13. GOVERNING LAW AND VENUE. This Note and the rights and obligations of the parties hereunder and the persons subject hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of Arizona, without giving effect to the choice of law principles thereof. Each party agrees that any proceeding relating to this Note shall be brought in a state court in Maricopa County and each party consents to personal jurisdiction in any such action brought in any such court.

SOLPOWER CORPORATION,
a Nevada corporation


By: /s/ Mark Robinson
    -------------------------------------
    Name:  Mark Robinson
    Title: President and Chief Executive Officer

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